Exhibit 10.1

LICENSING & SERVICES AGREEMENT

This Licensing and Services Agreement (“Agreement”) is made as of June 21, 2011 by and between Crystal Research Corporation, an Arizona company with its principal office at 4952 East Encanto Street Mesa, AZ 85205 (“CRC”) and INFINERGY INC., located at 802 Southdown Road, Unit C2, Mississauga, Ontario, L5J 2Y4 Canada (“INFINERGY”) as of June 21, 2011. CRC and INFINERGY are sometimes hereinafter referred to collectively as the “Parties” hereto.

WHEREAS, CRC is engaged in the business of crystal technology and, in particular, the business of production, research & development of gas using calcium carbide as a source;

WHEREAS, INFINERGY is desirous of obtaining an exclusive license for the territory of China to use the technology, know-how, and intellectual property owned and provided by CRC for the purpose of the sales and distribution of CRC's process to convert limestone to Calcium Carbide to NuGas™ (the"NuGas™ Process").

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the Parties hereto, the Parties hereby agree as follows:

1.	Services: CRC shall be responsible for creating and/or providing to INFINERGY or any parties designated by INFINERGY (“Delivery Services”) as described in Exhibit A.

2.
Scope of Services:  INFINERGY agrees and understands that the Delivery Services provided by CRC are limited to the services described in Appendix A and are provided for use within the territory and in the manner described in Appendix A of this Agreement.

3.	Service and Support: CRC shall provide necessary technical support for its Delivery Services, including providing customer support.

4.
Royalty Fees:  CRC will be entitled to an ongoing royalty fee as set forth in Appendix B, subject to the minimum annual guarantee that will be the basis of the Performance Thresholds throughout the term of the License, which Performance Thresholds will include an option for CRC to either terminate this Agreement or elect non-exclusive status for this Agreement if the minimum annual guarantees are not met.

4.a           INFINERGY has agreed to advance $250,000 (the “Advance") against future royalty payments payable as follows:

•	$25,000 to be wired directly into the account of CRC as a non-refundable deposit on June 24, 2011
•	$100,000 to be wired into the CRC Trust Account by June 30, 2011
•	$125,000 to be wired into the CRC Trust Account by July 15, 2011

4b.           CRC will arrange with their attorney to hold in a third party Trust Account (the “CRC Trust Account") $225,000 of the Advance. The funds deposited into the CRC Trust Account may not be released in whole or in part without the signed joint approval of both a representative of CRC (Kiril Pandelisev) and a representative of CBD Group Limited (Marvyn Budd). Any funds from the CRC Trust Account that have not been used by April 30, 2012 will be transferred to a CRC operating account at the sole discretion of CRC either on April 30, 2012 or in the event of termination of this Agreement.

4c.           INFINERGY has agreed to the Advance and may recover the full $250,000 by deducting 25% of any royalty payments due to CRC during the Initial Term ("Royalty Deduction Plan”) and applying the amount deducted to the Advance repayment.

4d.           INFINERGY will be granted an option to not have the Advance repaid according to the terms of the Royalty Deduction Plan and may elect to convert the full $250,000 into shares from treasury of CRC (the “Debt Conversion”) with the shares to be priced at 80% of the average trading value of the CRC shares (OTC Symbol CYSA) during the preceding 60 trading days from the date INFINERGY gives notice of their desire to convert. The right granted to INFINERGY by CRC for the Debt Conversion may only be exercised between January 30, 2013 and July 31, 2013 and failure to do so will terminate the Debt Conversion option and INFINERGY may implement the Royalty Deduction Plan.

4e.           CRC will build a fully functioning demo lab (the “CRC Demo Lab”) accompanied by a fully documented manual of instruction that both explains and proves the process of converting limestone to Calcium Carbide and then into NuGas into power through use of a generator by no later than April 30, 2012 (the "Demo Lab Obligation"). The CRC Demo Lab will be located in the USA as the property of CRC or its wholly owned designated subsidiary. If CRC is unable to fulfill the Demo Lab Obligation then the Licensee has the right at anytime thereafter and for a period of one year to convert the $250,000 Advance into shares of CRC at 40% of the average trading value of the CRC shares during the preceding 60 trading days from the date the Licensee gives notice of their desire to convert in lieu of repayment of the Advance.

5.	Expenses: Each Party shall be responsible for its own costs and expenses incurred in connection with fulfilling its responsibilities identified herein.

6.
Verification:  During the term of the Agreement, INFINERGY shall maintain accurate accounting and engineering records showing the progress of projects associated with this Agreement.  CRC may, no more frequently than once per quarter and upon 30 days written notice, request access to such records for the purposes of inspection.   CRC may also, no more frequently than once per quarter and upon 30 days written notice, request access to and inspection of such records by an independent accounting firm during normal business hours.  The cost of such inspection shall be borne by CRC, unless the inspection by such accounting firm reveals a variance of 10 percent (10%) or more from the number provided by CRC, in which event the cost of such inspection shall be borne by INFINERGY.

7.	Term and Termination:

7.1  Term:  The term of this Agreement shall commence upon execution by the Parties (the “Effective Date”) and shall endure for a total of twenty (20) years from the execution subject to certain minimum performance clauses (the "Performance Thresholds") being met by INFINERGY, with the first term being five (5) years (the “Initial Term”) and if the Performance Thresholds continue to be met there will be automatic renewals for 3 subsequent five (5) year terms.

This Agreement shall automatically renew after this Initial Term, unless sooner terminated as set forth below, for successive five year periods on the same terms and conditions herein, unless either Party gives the other Party written notice of its intent to terminate not less than sixty (60) days prior to the expiration date of the then-current term.  No termination shall limit the obligations of either Party pursuant to Section 8 below.

7.2  Termination For Cause:  Each Party shall have the right, at its sole discretion, to immediately terminate this Agreement upon written notice to the other in the event of the occurrence of one or more of the following: (a) the other Party has made any material misrepresentation of this Agreement; (b) the other Party makes any assignment for the benefit of creditors or files a petition in bankruptcy or is adjudged bankrupt or becomes insolvent or is placed in the hands of a receiver or if the equivalent of any of the proceedings or acts referred to in this clause, though known and/or designated by some other name or term, occurs; or (c) the other Party materially breaches any term or provision of this Agreement and fails to cure such breach within thirty (30) days after the non-breaching Party delivers written notice thereof to the other Party.

8.
Confidentiality:  CRC and INFINERGY shall maintain the confidentiality of, and prevent the unauthorized use or disclosure of, any confidential and/or proprietary information of the other which comes into its possession, or the possession of its respective employees, agents, representatives, and contractors.  Upon either Party’s request or any termination or expiration of this Agreement, the other Party shall promptly return all such confidential and/or proprietary information of the other in its possession.  In the event of a breach or threatened breach of the provisions of this Section, the other Party shall be entitled to injunctive and/or other preliminary or equitable relief, in addition to any other remedies available at law.  Confidential information excludes information that was independently developed by the receiving party without reference to or knowledge of the disclosing party’s confidential information, information that was known to the receiving party prior to disclosure by the disclosing party and that is free from any obligation to keep it confidential, information that is within the public domain through no action on the part of the receiving party, and information that was received from a third party who was under no obligation to keep such information confidential.

9.
Representations and Warranties:  Each Party represents and warrants to the other Party that (a) the execution and delivery by such Party of the Agreement and its performance of its obligations hereunder will not violate, contravene or conflict with any employment agreement, confidentiality agreement, non-competition agreement or other agreement or contract to which it is a party or by which it or any of its members or personnel may be bound; (b) it has the full power and authority to enter into this Agreement and perform its obligations hereunder; and (c) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.  CRC also expressly warrants its services, technology, and/or CRC Demo Lab with respect to its fitness for achieving the goal of obtaining NuGasTM from Calcium Carbide for the benefit of INFINERGY under this Agreement. Except for the express warranties set out in this section, CRC disclaims any and all warranties, whether express or implied or statutory, concerning the following: any non-CRC entity use of CRC services, technology, and/or CRC Demo Lab outside of the direct control and supervision of CRC; any implied warranty of merchantability, fitness for a particular purpose, title, non-infringement, quiet enjoyment, satisfactory quality or accuracy.

10.
Relationship of the Parties:  The relationship of the Parties established by this Agreement is that of independent contractors, and this Agreement does not create an agency, employment, partnership or joint venture relationship between the Parties.

11.
Limitation of Liability:  Except for the confidentiality provisions of Section 8, in no event shall INFINERGY or CRC be liable to the other (nor to any entity or person claiming rights derived from the other’s rights) under this Agreement for indirect, special, incidental, punitive, exemplary, or consequential damages, including loss of anticipated revenue, loss of information or material of any kind, lost profits, loss of business or other economic damage, and injury to property in connection with, arising out of, or as a result of the services, the technical systems, or breach of any warranty or other term of this agreement.  Such limitations shall apply regardless of whether the Party liable or allegedly liable was advised, had other reason to know, or in fact knew of the possibility of such damages.

12.
Notices:  Any notice required to be given under this Agreement shall be in writing and deemed to have been duly given (i) when delivered in person, (ii) on the first (1st) business day after dispatch by a nationally-recognized overnight delivery service or (iii) when delivered by telecopy or electronic mail to the account set forth below and promptly confirmed, in each case addressed to the Parties as follows:

If To CRC, to:

Kiril Pandelisev
Crystal Research Corporation
4952 East Encanto Street Mesa, AZ 85205, USA
Email:  kpandelisev@crccrystal.com

If to INFINERGY, to:

Mr. Jeff Mak
802 Southdown Road, Unit C2,
Mississauga, Ontario, L5J 2Y4 Canada
Email: jeffm@zbatt.com

Or to such other physical or email address as either Party may designate by notice to the other.

13.
Intellectual Property: Any inventions, patents, licenses, copyrights, computer software, computer programs or other intellectual property developed or previously owned by and used by either Party or its officers or employees in connection with work performed under this Agreement shall be the property of such Party.

14.
Arbitration:  The Parties agree to attempt to settle any claim, controversy, or dispute arising out of or relating to this Agreement (“Dispute”) through good faith settlement negotiations.  To the extent such settlement negotiations have not resulted in a mutually agreeable resolution of any Dispute within ten days after one Party delivers notice of the Dispute to the other Party, the Parties agree that such Dispute shall be settled by binding arbitration before the American Arbitration Association (“AAA”).  The arbitration shall take place at the AAA offices in Washington, DC before a single arbitrator.  Each Party shall pay its own expenses of arbitration, and the expense of the arbitrator shall be shared equally between the Parties.  Arbitration is the sole and exclusive method by which any Dispute arising out of or relating to this Agreement shall be resolved.  The arbitrator is not authorized to award exemplary or punitive damages.  All applicable statutes of limitation based upon the passage of time shall be tolled while the procedures referenced in this Section are being followed with respect to any Dispute.  Both Parties will have the right to seek to enforce any award of an arbitrator rendered pursuant to this Section, or to file for a temporary restraining order or other injunctive or equitable relief in order to prevent irreparable harm to the Party seeking such relief, in the state or federal courts of the state of Arizona.

15.
Assignment:  Neither Party may assign this Agreement, or assign any rights or delegate any obligations under this Agreement, without the prior written consent of the other Party (which consent will not be unreasonably withheld or delayed), except a first Party may assign this Agreement, or any or all of its respective  rights under this Agreement, and may delegate any or all of its obligations under this Agreement, with or without the other Party’s prior written consent, (i) to any Affiliate of the first Party; and (ii) in connection with (a) a merger, consolidation, or similar transaction involving (directly or indirectly) the first Party, (b) a sale, lease, license, or other disposition of all or substantially all of the assets of the first Party or all or substantially all of the assets of a division or other business unit of the first Party to which this Agreement relates, or (c) any other form of combination or reorganization involving (directly or indirectly) the first Party.  Any attempted or purported assignment or delegation by either Party in violation of the previous sentence will be null and void.

16.
Governing Law; Waiver of Jury Trial:  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Arizona, without regard to the conflict provisions thereof.  Each Party hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

17.
Effect of Invalid Provision:  If any term, provision, paragraph or clause of this Agreement or any application thereof shall be invalid or unenforceable for any reason in any particular jurisdiction, the remainder of this Agreement or any other application of such term, provision, paragraph or clause shall not be affected thereby in such jurisdiction (where such remainder or application shall be construed as if such invalid or unenforceable term, provision, paragraph or clause had not been inserted), and this Agreement and such application of such term, provision, paragraph, or clause shall not, in any manner, be affected in any other jurisdiction.

18.
Force Majeure:  Except as set forth herein, neither party shall be responsible for any failure in performance of this Agreement if such failure arises, directly or indirectly, out of causes reasonably beyond its control, including but not limited to, default by subcontractors or suppliers of goods or services essential to the conduct of its business, acts of God, war, terrorism, governmental acts in sovereign capacity, labor disturbances and strikes, power failures or other outages, fire, flood or epidemic.

19.
Modifications in Writing:  No modification, alteration or addition to this Agreement, including addendums and exhibits hereto, shall be valid or effective unless in writing and signed by CRC and INFINERGY.

20.
Effect of Waiver:  No waiver of any breach of any of the covenants, terms and conditions contained in this Agreement shall be construed to be a waiver of any succeeding breach of such covenant, term or condition, or of any other covenant, term or condition.

21.
Non-Disparagement:  CRC and INFINERGY agree not to directly or indirectly disparage the other party, or the other party’s officers, directors, employees, stockholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both CRC and INFINERGY shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

22.
Entire Agreement:  This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or verbal, that may have related in any way to the subject matter hereof.

23.
Execution in Counterparts:  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same instrument.  Delivery by telecopy, e-mail or other electronic means shall be considered an original executed document, whether in counterpart form or otherwise.

24.	Headings: The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

25.
Construction:  The language used in this Agreement, including the addendums hereto, will be deemed to be the language chosen by the Parties to express their mutual intent.  If any ambiguity or question of intent or interpretation shall arise with respect to this Agreement, then this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.

26.
No Third Party Beneficiaries:  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the Parties, any right or remedy under or by reason of this Agreement.

27.
Publicity:  Either party may originate a press release relating to this Agreement, subject to the other party’s prior approval, which shall not to be unreasonably withheld.  Thereafter, neither party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other party, except as otherwise required by law; provided, however, that both parties shall have the right to list the other party as a customer or supplier in its marketing, press, or similar materials.

IN WITNESS WHEREOF, the undersigned have set their hands as of the day and year first written above,

CRC Dr. Kiril Pandelisev Chief Executive Officer /S/ Kiril Pandelisev Signature June 21, 2011 Date	INFINERGY Mr. Jeff Mak President /S/ Jeff Mak Signature June 21, 2011 Date

APPENDIX A
DESCRIPTION AND SCOPE OF GOODS & SERVICES

The scope of service shall initially be limited to the China.  Additional countries may be added by mutual agreement.

CRC shall provide the following content and services:

1.	Completion of CRC Demo Lab in USA

2.	Consulting Services

3.	Specifications and Drawings (Manual)

A-1

 APPENDIX B
ROYALTY SCHEDULE

Product	Calcium Carbide and NuGas™
Royalty	8%
Minimum Royalty
Year 1	$250,000
Year 2	$500,000
Year 3	$650,000
Year 4	$800,000
Year 5	$1,000,000

Increase by 10% every year after. (For instance, Year 6 = 1.1 Million, etc.)

B-1